EXHIBIT 21 - SUBSIDIARIES OF TYSON FOODS, INC.

                                                    Names Under
                            Jurisdiction of       Which Subsidiary
      Name                   Incorporation         Does Business
-----------------           ---------------       ----------------
Cobb-Vantress, Inc.          Delaware           Cobb-Vantress, Inc.
Cobb Breeding Company        United Kingdom     Cobb Breeding Company
    Limited                                         Limited
Culinary Foods, Inc.         Delaware           Culinary Foods, Inc.
Hudson Foods, Inc.           Delaware           Hudson Foods, Inc.
JAC Creative Foods           Ontario            JAC Creative Foods
     (Canada), Inc.                               (Canada), Inc.
Mallard's Food Products,     California         Mallard's Food Products,
    Inc.                                             Inc.
Tyson Breeders, Inc.         Delaware           Tyson Breeders, Inc.
Tyson Export Sales,          U.S. Virgin        Tyson Export Sales,
    Inc.                       Islands              Inc.
Tyson Farms, Inc.            Delaware           Tyson Farms, Inc.
Tyson Farms of Texas,        Texas              Tyson Farms of Texas,
    Inc.                                            Inc.
Tyson Foods of Alabama       Alabama            Tyson Foods of Alabama
    Inc.                                            Inc.
Tyson International          Bermuda            Tyson International
    Company, Ltd.                                   Company, Ltd.
Tyson International          Delaware           Tyson International
    Holding Company                                 Holding Company
Tyson Marketing, Ltd.        Ontario, Canada    Tyson Marketing, Ltd.
Willow Brook Foods, Inc.     Delaware           Willow Brook Foods, Inc.
World Resource, Inc.         Delaware           World Resource, Inc.


     The Company considers the foregoing to be its primary operating subsidiaries. Certain other subsidiaries which do not meet in the aggregate the definition of a significant subsidiary as defined in Rule 1-02 (v) of Regulation S-X are as follows:

AAFC Holdings, Ltd.            Yukon
AAFC International, Inc.       U.S. Virgin Islands
Arctic Fisheries               Washington
Benton Sales, Ltd.             British Virgin Islands
Cobb Denmark A/S               Denmark
Cobb-Espanola, S.A.            Spain
Cobb France E.U.R.L.           France
Cobb-Poland B.V.               Poland
Cobb (Straffon)Ireland, Ltd    Ireland
Global Employment              Delaware
  Services Inc.
Gorges Foodservice,            Texas
  Inc.
Henry House, Inc.              Michigan
JAC Creative Foods (Canada)    Ontario
  Inc.
National Comp Care, Inc.       Delaware
Oaklawn Capital Corporation    Delaware
Oaklawn Capital-Mississippi,   Mississippi
    LLC

Oaklawn Sales, Ltd.            British Virgin Islands
Offshore Ventures, Inc.        Washington
The Pork Group, Inc.           Delaware
Tri-Venture Trucking, Ltd      British Columbia
TPM Holding Company            Delaware
TyNet Corporation              Delaware
Tyson Enterprise               Alaska
  Protein, Inc.
Tyson Foreign Sales, Inc.      Barbados
Tyson Mexican Original, Inc.   Delaware
Tyson Poultry, Inc.            Delaware
Tyson Sales and                Delaware
    Distribution, Inc.
Tyson Seafood Group-           Japan
     Japan, Inc.
Tyson Shared Services, Inc.    Delaware
Ucluelet Seafood               British Columbia
    Processors, Ltd.
Universal Plan                 Hong Kong
     Investments, Ltd.
WLR Acquisition Corp.          Delaware




































                                   90